SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549




                                 FORM 8-K




                              CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)         May 6, 1994

                            Northern States Power Company
                 (Exact name of registrant as specified in its charter)

                                     Minnesota
                        (State or other jurisdiction of incorporation)


1-3034                                                           41-0448030
(Commission File Number)                 (IRS Employer Identification No.)


414 Nicollet Mall                                           55401
(Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code    612-330-5500


 (Former name of former address, if changed since last report)

Item 5.     Other Information.

On Friday, May 6, 1994, the Minnesota Legislature passed a bill that would authorize Northern States Power Company (NSP) to install 17 dry casks at its Prairie Island Nuclear Generating Plant if the Company satisfies certain responsibilities. The first increment of five casks would be available after NSP executes an agreement with the Governor concerning the renewable energy and alternative siting commitments contained in the new law. The second increment of four casks would be available if the Minnesota Environmental Quality Board finds that NSP has applied for an alternative site license, used good faith in locating an alternative site and has committed to build or purchase 100 megawatts (MW) of wind generation. The final increment of eight casks would be available unless prior to June 1, 1999, the Legislature specifically rejects this authorization for the final eight casks, which can only happen if NSP fails to meet the renewable commitments of 225 MW of wind generation and 50 MW of biomass generation by December 31, 1998.
The Governor is expected to sign the bill shortly.



                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Northern States Power Company
                                   (a Minnesota Corporation)



                              By:   (Gary R. Johnson)

                                     Gary R. Johnson
                                     Vice President & General Counsel


                              Dated:  May 9, 1994